Exhibit 11

     COMPUTATION OF(LOSS) INCOME PER SHARE


      Fiscal year ended June 30, 1996:                                     Number               Number
      -------------------------------                                      shares               of days
                                                                           ------               -------


      Common Shares outstanding - July 1, 1995                              2,860,614               366
      Exercise of
      Series D Warrant - June 24, 1996                                         94,340                 7
                                                                            ---------

      Common Shares outstanding - June 30, 1996                             2,954,954
                                                                            =========

      Weighted average number of common shares outstanding
                                                                            2,862,418
                                                                            =========

      (Loss) per common share:
                                                 $5,196,067 =                 $(1.82)
                                                 ----------                 =========
                                                  2,862,418


     The above calculation is not presented on a fully diluted basis because the result would be antidilutive for the fiscal year ended June 30, 1996.

       Fiscal year ended June 30, 1995:                                         Number        Number
       -------------------------------                                          shares        of days
                                                                                ------        -------


       Common Shares outstanding - July 1, 1994                              2,530,614            365

       Exercise of Options - December 31, 1994                                 200,000            184
       Issuance of shares - October 18, 1994                                   130,000            256
                                                                             ---------

       Common Shares outstanding - June 30, 1995                             2,860,614
                                                                             =========

       Weighted average number of common shares outstanding                  2,722,614
                                                                             =========

       Incremental shares outstanding:                                         240,000
       Stock options                                                         ---------




       Weighted average fully diluted shares                                 2,962,614
                                                                             ---------

       Income per common share:
                                                          $ 157,777 =             $.06
                                                          ---------          =========
                                                          2,722,614


       Fully diluted income per share:                    $ 157,777 =             $.05
                                                          ---------          =========
                                                          2,962,614
